MVP Kids

We are launching Robo Builders™, a 52-episode animated streaming series to entertain and build character—expanding a proven brand into a multi-platform franchise with global entertainment giant, Toonz Media, award-winning creative agency, BLKBX, and renowned kids' storyteller, John Semper.



Invest

$21 minimum investment

DEADLINE: December 5, 2025

in 3 months

SHARE PRICE

$1.50

TOTAL RAISED ON NETCAPITAL

$552

TOTAL RAISED THIS ROUND

$552

VALUATION THIS ROUND

$8,872,800

Reg CF offering provided by Netcapital Funding Portal Inc.

INTRODUCTION

For nearly a decade, MVP Kids® has inspired children through books, curriculum, puppets, and products used in 1,000+ classrooms, Chick-fil-A kids' meals, and on Costco shelves. We're raising capital to launch a franchise that entertains, educates, and empowers— without hidden agendas. Just laugh-out-loud adventures and fun with meaningful impact.

Now, we're going global with Robo Builders™—a 52-episode animated streaming series created with entertainment collaborators:

- **John Semper** (Spider-Man: The Animated Series, Weather Hunters, Fraggle Rock)
- **Toonz Media Group** (leading global animation producer and distributor) (XMen, Wolverine, Gummy Bears & Friends)
- **BLKBX Originals** (award-winning creative and marketing agency) (Sonic the Hedgehog, Marvel, Netflix originals)

Toonz Media Group has committed to match what we invest in the franchise up to $2.5M.


MVP Kids
Intellectual property and content creation
www.MVPKids.com
Toonz Media Group
Animation, production, content creation, and distribution
www.Toonz.co
BLKBX Originals
Conceptualization, production, commercialization, marketing, and advertising
www.BLKBXcg.com
John Semper
Children's writer, producer, show runner, and franchise builder
www.johnsemper.com

INVESTOR INVITATION

By investing, you become part of a mission to shape the next generation—owning equity in a franchise with what we believe has the heart of Sesame Street, the reach of Bluey, and the commercial potential of Paw Patrol. This is your moment to join a purpose-driven movement and a business positioned for lasting global impact.

Investment Tiers			Shares of Stock	Special Gifts* (cumulative with each level)
$ 21		**Friend of the Journey**	14	A heartfell thank you!
$ 102		**Heartwarming Hero**	68	Social media mention + *We're More Alike than Different* book
$ 252		**Kindness Champion**	168	MVP Kids puppet of your choice
$ 501		**Courageous Creator**	334	Limited edition MVP Kids *Robo Builders* t-shirt
$ 1,002		**Character Partner**	668	Name featured on *Robo Builders* website
$ 5,001		**Virtue Visionary**	3,334	Credit on the pilot + sneak preview access
$ 10,002		**Champion Builder**	6,668	Signed limited-edition *Robo Builders* print
$ 25,002		**Legacy Architect**	16,668	Invitation to private Hollywood *Robo Builders* premier with partners
$ 50,001		**Series Advisor**	33,334	Series Advisor Personal Credit on Series Pilot as a Producer
*Note - The special gifts will be handled by MVP Kids directly with each investor.				

SUCCESS TO DATE

Actively working with Toonz Media, John Semper, and BLKBX Originals.

Other successes include:

- 85+ published titles & 16 fully developed characters
- Adopted by 1,000+ classrooms & 150+ Head Start program
- National retail presence in Costco & Chick-fil-A promotions
- Follow us on Instagram, Facebook, and YouTube

MIAMI-DADE COUNTY PUBLIC SCHOOLS
giving our students the world

HEAD START


Blake Rewires the Failure Circuit
Miriam Lassoes Worry Whirlwind
Light of Kindness
Faith's Stress Rehearsal
Gabby Bears with Embarrassment
Sarah Sizes Up the Insecure Ant
Yong Breaks Out of the Boredom Box
We're More Alike Than Different
Stick to the Beat
Pick Your Promises
I Can Take Time to Think
Spick & Span Master Plan
Liam Conquers Fort Grudge
STAND Together Against Bullying
Ezekiel Builds on his Mistakes
I Know How I Feel
This journal belongs to . . .
DNA CHRONICLES
Out on the Trail


MIGHTY TREASURES
help me become
help me understand


Celebrate! Getting Around
Puppet Play

MVP Kids coming to TV with John Semper's legendary storytelling. Coming soon to screens worldwide.


Tomorrowland

Toonz CEO shares his excitement about MVP Kids Animated series and global merchandising franchise.


TOONZ
MEDIA GROUP

BLKBX Originals President shares what drew them in and why they are committed to MVP Kids.


Frank Donner
President, BLKBX Originals

MVP Kids – Robo Builders Teaser - 52 Episodes of Adventure, Friendship, and Heart.


MVP KIDS
ROBO-
BUILDERS

PROBLEM

Parents and educators face a flood of children's content that is either agenda-driven or mindless laughs—making it hard to find safe, engaging entertainment that builds character, virtue, and life skills.


"Good character is not formed
in a week or a month.
It is created little by little, day
by day."
- Heraclitus

SOLUTION

MVP Kids is an entertainment ecosystem combining proven and fun storytelling with John Semper, entertainment giant Toonz Media, and our sixteen relatable MVP characters growing up alongside the audience. **Our vision is that every child has trusted friends in MVP Kids® through our streaming series, puppets and games, books and curriculum, apps, and merchandise.** Our kids inspire character, friendship, conflict resolution, emotional intelligence, and unity while building mental health resilience and support parents and educators in our commitment to raise Real MVPs®. Our kids are our legacy and our future.




REAL
MVP®

"Many authors and publishers include diversity in their books as if they're checking off a box to fulfill a requirement. MVP Kids helps us realize that diversity in character, family composition, abilities, interest, and background is the norm not the exception."

Leslie Silk Eslinger, M.Ed., Director of Education and Development – Becker's School Supplies





"MVP Kids products are stand out because they are built upon multicultural characters that foster inclusivity among youngsters. These products offer parents, teachers, and caregivers various ways to bond with children while helping kids become kind citizens and providing them with the necessary tools to cope with life's challenges."

Angélica M. Martinez, Mother, Bilingual Specialist, Colombia EFL teacher, & translator



"Great for social skills groups! The characters within the MVP Kids series are relatable and representative of children from different cultures and capabilities. My students enjoy listening to these books during read aloud as well as answering the reflection questions in each story."

5-Star Amazon Customer Review

BUSINESS MODEL

Current Revenue Streams:

- Educational curriculum (in schools and at home (ages birth to G1)
- Books, puppets, and games




Your choice of
2 MVP Kids
plush puppets
SOPHIA DAY'S
instill
SEL
AT HOME
TOOLKIT BLUEPRINT
mvpkids
I Can Take Time to Think
Emotion Cards
Tarjetas de Emociones
Solve It! Cards




mvpkids
Celebrate Diversity
We're More Alike Than Different
Sophia Day


mvpkids
CELEBRATE! Grandmas and Grandpas
Sophia Day


Lock Up Lying

A Preschool Series
Celebrate!™
The Holidays
Sophia Day
HELPFUL TEACHING TIPS

Sé como me siento
Sophia Day

Expected Additional Revenue Streams with launch of Robo Builders series:

- Streaming & ad-supported content
- Licensing & merchandising (toys, apparel, publishing, theme parks)
- Mobile apps & gaming (Roblox, app store)
- Music, podcasts, short-form video monetization

MARKET



MVP Kids' cross-platform, multi-language approach positions us to capture market share across multiple high-growth sectors totaling **more than $1 trillion.**

- **Television + Streaming:** $728B in 2025, projected 3.0% CAGR 2025-2030
- **Toys & Games:** $133B in 2025, projected 2.4% CAGR 2025-2030
- **Video Games:** $299B in 2025, Projected 12.2% CAGR 2025-2030
- **Mobile Apps:** $282B in 2025, projected 14.3% CAGR 2025-2030
- **Publishing:** $82B in 2024, projected 4.9% CAGR 2025-2030
- **Education:** $2.5T in 2023, projected 12.5% CAGR 2024-2030

PRESS

- **MVP Kids**
  Toonz Media Joins Forces with BLKBX Originals and MVP Kids
- **Go Fund Yourself** (coming soon)

MEET THE TEAM

MVP Kids



Mel Sauder
MVP Kids Founder & President
LinkedIn

Visionary leader behind MVP Kids' business plan, Intangible Property (IP), growth, partners, and LUV™ Framework.

Who We're Working With



John Semper
JohnSemper.com

Legendary Hollywood writer - Robo Builders Creator and Lead Writer (Projects and samples)



Jayakumar P
CEO, Toonz Media Group
LinkedIn

Toonz Media is Partner in MVP Kids Studios - Global animation and content distribution leader with multi billion viewership reach (Projects and samples)



Frank Donner
LinkedIn

BLKBX Originals President & Co-Head of Content - BLKBX Originals is Partner in MVP Kids Studios – (Projects and samples)



Emerson Machtus
LinkedIn

BLKBX Originals Vice President & Co-Head of Content - BLKBX Originals is Partner in MVP Kids Studios – (Projects and samples)





Tom Balliett
LinkedIn

Strategic Marketing Advisor – Consumer and entertainment marketing and branding expert

Michon Henegar
LinkedIn

MVP Kids Curriculum Trainer & Developer – Trainer and Developer of award-winning educational content (www.MyBrainCoach.com)

USE OF PROCEEDS

If the offering's maximum amount of $200,001 is raised:

Use	Value	% of Proceeds
Marketing	$25,000	12.5%
Robo Builders Series	$165,201	82.6%
Intermediary fees	$9,800	4.9%

TERMS

This number includes all funds raised by the Company in this round on Netcapital. This is an offering of Class C, under registration exemption 4(a)(6), in MVP Kids Media, Inc.. This offering must reach its target of at least $10,000 by its offering deadline of December 5, 2025 at 11:59pm ET. If this offering does not reach its *target* by the offering deadline, then your money will be refunded.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

6,048,534 shares
× $1.50 per share

$9,072,801 implied valuation

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn
- Facebook

UPDATES

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